Exhibit 10.5.2
THIRD AMENDMENT TO STANDARD OFFICE LEASE
     This THIRD AMENDMENT TO STANDARD OFFICE LEASE (this “Third Amendment”) is made and entered into effective as of November 15, 2005, by and between AEW LT BREA IMPERIAL CENTRE, LLC, a Delaware limited liability company (“Landlord”), and FREMONT INVESTMENT & LOAN, a California industrial bank (“Tenant”).
RECITALS:
     A. Landlord’s predecessor-in-interest, Crown Brea Associates, LLC, a Delaware limited liability company (“CBA”), and Tenant entered into that certain Standard Office Lease dated as of April 23, 2004 (the “Original Lease”), as amended by that certain Notice of Lease Term Dates dated as of October 12, 2004 (the “Commencement Notice”), and that certain Lease Amendment No. 1 dated as of August ____, 2004 (the “First Amendment”), pursuant to which CBA leased to Tenant and Tenant leased from CBA approximately 104,662 rentable square feet of space (the “Original Premises”) in the building located at 2727 East Imperial Highway, Brea, California 92821 (the “Building”).
     B. Landlord succeeded to the interests of CBA as landlord under the Original Lease, Commencement Notice and First Amendment.
     C. Pursuant to that certain Lease Amendment No. 2 dated as of _________, 2005 (the “Second Amendment”), by and between Landlord and Tenant, the Premises were expanded to include an additional 22,400 rentable square feet of space (the “Expansion Space”). The Original Premises and the Expansion Space are collectively referred to herein as the “Premises”. The Original Lease, as amended by the Commencement Notice, the First Amendment and the Second Amendment, is referred to herein as the “Lease”.
     D. Landlord and Tenant now desire to amend the Lease to (i) provide for Tenant’s installation of the Emergency Generator (as defined in Section 2 below), and (ii) modify various terms and provisions of the Lease, all as hereinafter provided‘
AGREEMENT:
     NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Capitalized Terms. Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Third Amendment shall have the same meanings given such terms in the Lease.
BREA IMPERIAL CENTER
[Fremont Investment & Loan]

     2. Emergency Generator. Landlord hereby agrees that, subject to Tenant’s compliance with all applicable laws and all recorded covenants, conditions and restrictions affecting the Project, and subject to the approval of all applicable governmental authorities, Tenant shall have the right, at Tenant’s sole cost and expense and subject to the provisions of this Section 2, to install one (1) 200 kw back-up emergency generator in the location depicted on Exhibit A attached hereto (the area upon which such generator shall be located shall be referred to herein as the “Generator Site”). Such generator (including the Fuel Tank, as described in Section 2(h) below, contained within such generator) shall be of such size and specifications, and include such platforms, fencing, enclosures, sheds and other related materials and equipment, as shall be approved by Landlord prior to installation (collectively, the “Emergency Generator”), which approval may be granted or denied in Landlord’s reasonable discretion. In addition, Tenant shall have the right, subject to available capacity of the Building, to install such connection equipment, such as conduits, cables, risers, feeders and materials (collectively, the “Generator Connecting Equipment”) in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect the Emergency Generator to the Premises and Tenant’s other machinery and equipment therein, subject, however, to the provisions of Section 2(a), below. Tenant shall also have the right of access, consistent with Section 2(b), below, to the areas where the Emergency Generator and any such Generator Connecting Equipment are located for the purposes of maintaining, repairing, testing and replacing the same.
          a. Generator Equipment. The installation of the Emergency Generator and related Generator Connecting Equipment (herein referred to together and/or separately as the “Generator Equipment”) shall be performed in accordance with and subject to the provisions of this Section 2 and Article 9 of the Original Lease, and the Generator Equipment shall be treated for all purposes of the Lease (as amended hereby) as if the same were Tenant’s property. For the purposes of determining Tenant’s obligations with respect to its use of the Generator Site and Generator Equipment as herein provided, the Generator Site shall be deemed to be a portion of the Premises; consequently, all of the provisions of the Lease (as amended hereby) with respect to Tenant’s obligations hereunder shall apply to the installation, use and maintenance of the Generator Equipment, including without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance, and compliance with laws.
          b. Non-Exclusive Right. It is expressly understood that Landlord retains the right to grant third parties the right to utilize any portion of the Project located outside the Premises not utilized by Tenant as the Generator Site, provided in each event that Tenant shall have reasonable access to, and Landlord shall not unreasonably interfere with the use of, the Generator Equipment.
          c. Tenant’s Covenants. Tenant shall install, use, maintain and repair the Generator Equipment so as not to damage or interfere with the operation of the Project or Building (as defined below), any portion thereof, including, without limitation, the Generator Site, the Systems and Equipment (as defined below), and any other generators or power sources or similar equipment located in or on the Building or Project. Tenant hereby agrees to indemnify, defend and hold Landlord and Landlord’s partners and subpartners, and their respective officers, agents, property managers, servants, employees, and independent contractors (collectively, the “Landlord Parties”) harmless from and against any and all loss, cost, damage,
BREA IMPERIAL CENTER
[Fremont Investment & Loan]

expense and liability, including, without limitation, court costs and reasonable attorneys’, accountants’, appraisers’ and other professionals’ fees (collectively, “Claims”) arising out of Tenant’s installation, use, operation, maintenance and removal of the Generator Equipment, but shall have no liability or obligation for any Claims to the extent arising from Landlord’s negligence or willful misconduct and not insured or required to be insured by Tenant under the Lease, as amended hereby. As used herein, “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building or Project in whole or in part.
          d. Landlord’s Obligations. Landlord shall not have any obligations with respect to the Generator Site, the Generator Equipment or compliance with any requirements relating thereto, nor shall Landlord be responsible for any damage that may be caused to the Generator Equipment, except to the extent caused by the gross negligence or willful misconduct of Landlord and not insured or required to be insured by Tenant under the Lease (as amended hereby). Landlord makes no representation that the Generator Equipment will be able to supply sufficient power to the Premises, and Tenant agrees that Landlord shall not be liable to Tenant therefor.
          e. Condition of Generator Site. Tenant shall accept the Generator Site in its “AS-IS” condition, without any representations or warranties made by Landlord concerning same (including, but not limited to, the purposes for which such areas are to be used by Tenant), and Landlord shall have no obligation to contract or pay for any improvements or other work in or for the Generator Site, and Tenant shall be solely responsible, at its sole cost and expense, for preparing the Generator Site for the installation of the Generator Equipment and for constructing any improvements or performing any other work in such areas pursuant to and in accordance with the provisions of this Section 2. Tenant, at Tenant’s sole cost and expense, shall maintain the Generator Equipment and install such enclosures, visual screening, landscaping, fencing and other protective equipment on or about the Generator Equipment as Landlord may reasonably require.
          f. Repairs. Tenant shall (i) be solely responsible for any damage caused as a result of the Generator Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Generator Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) subject to the waiver of subrogation set forth in Section 14(d) of the Original Lease, make necessary repairs, replacements to or maintenance of the Generator Equipment and Generator Site. Tenant shall have the work which is Tenant’s obligation to perform under this Section 2 (including, without limitation, all installation, modification and maintenance of the Generator Equipment) performed promptly and diligently in a first-class, workmanlike manner, by contractors and subcontractors approved by Landlord.
          g. Installation. Tenant shall install and operate the Generator Equipment in compliance with all applicable laws and all recorded covenants, conditions and restrictions
BREA IMPERIAL CENTER
[Fremont Investment & Loan]

affecting the Project. Prior to the installation of the Generator Equipment or the performance of any modifications or changes thereto, Tenant shall comply with the following:
               i) Tenant shall submit to Landlord in writing all plans for such installations, modifications or changes for Landlord’s approval, which approval shall be granted or denied in Landlord’s reasonable discretion within fifteen (15) business days of Landlord’s receipt of such plans;
               ii) prior to commencement of any work, Tenant shall obtain the required approvals of all federal, state and local governmental authorities, and Tenant shall promptly deliver to Landlord copies of such required approvals, including, but not limited to, a signed-off permit from the City of Brea;
               iii) all of such work shall conform to Landlord’s design specifications for the Project, Building and the Generator Site and Landlord’s requirements, including, but not limited to, weight and loading requirements, and shall not adversely affect the structural components of the Building or interfere with any Systems and Equipment located in, upon or serving the Project, Building or the Generator Site; provided, however, that Landlord shall, within fifteen (15) business days of receiving full and complete copies of Tenant’s plans (but in any event prior to Tenant’s installation of the Emergency Generator), use commercially reasonable efforts to inform Tenant in writing whether Tenant’s proposed work is, to Landlord’s actual knowledge based solely upon its receipt of such plans, in conformity with the requirements of this Paragraph (iii); and
               iv) the Generator Equipment shall be clearly marked to show Tenant’s name, address, telephone number and the name of the person to contact in case of emergency.
          h. Hazardous Materials. Tenant shall not use any Hazardous Material (as defined in Section 28(d) of the Original Lease) in connection with the Generator Equipment, except that Tenant may use diesel fuel stored in a double walled steel tank (the “Fuel Tank”) contained within the Emergency Generator (the exact location and size of which Fuel Tank shall be approved by Landlord), as long as such fuel and Fuel Tank are kept, maintained and used in accordance with all applicable laws and industry safety standards for such use, and so long as such fuel is always stored within the Fuel Tank and is not used or stored in any area outside of the Emergency Generator. Tenant’s installation, use, maintenance and removal of the Generator Equipment and the Fuel Tank shall be subject to the provisions of Article 28 of the Original Lease relating to Hazardous Material, including, without limitation, Tenant’s remediation and indemnity obligations therein.
          i. Security. Physical security of the Generator Site and the Generator Equipment is the sole responsibility of Tenant, who shall bear the sole cost, expense and liability of any security services, emergency alarm monitoring and other similar services in connection therewith. Landlord shall not be liable to Tenant for any direct, indirect, consequential or other damages arising out of or in connection with the physical security, or lack thereof, of the Generator Site and/or Generator Equipment.
BREA IMPERIAL CENTER
[Fremont Investment & Loan]

          j. Generator Testing. The Generator Equipment shall be routinely tested and inspected by a qualified contractor selected by Tenant and reasonably approved by Landlord, at Tenant’s expense, in accordance with testing and inspection service contracts reasonably approved by Landlord. Tenant will provide Landlord with copies of certificates and other documentation related to the testing of the Generator Equipment. Testing hours are restricted, however, to those specific hours reasonably set and determined by Landlord from time to time.
          k. Environmental Testing. At any time during the Term (and any renewals thereof), but not more than once in any preceding twelve (12) month period, Landlord shall have the right to conduct, at Landlord’s sole cost and expense, environmental audits, tests and/or site assessments on the Generator Site; provided, however, that if Landlord discovers through such audits, tests and/or site assessments conditions at the Generator Site that do not comply with applicable legal environmental standards, Tenant shall reimburse Landlord for Landlord’s reasonable, out-of-pocket costs and expenses associated with such audits, tests and/or site assessments, which costs and expenses shall be due and payable by Tenant within ten (10) days after receipt of an invoice from Landlord, together with appropriate documentation evidencing such violation and such reasonable costs and expenses. In the event such environmental audits, tests and/or site assessments discover conditions that do not meet legal environmental standards, Landlord shall immediately notify Tenant of such conditions and Tenant shall immediately correct, at Tenant’s sole cost and expense, any such conditions in accordance with applicable laws and as reasonably recommended by Landlord, including the cost of re-testing, whether or not formally ordered or required by applicable laws, unless such conditions were not caused by the installation, presence and/or operation of the Emergency Generator and/or the Generator Connecting Equipment or any other act or omission of Tenant or any Tenant Parties. Notwithstanding anything to the contrary in the foregoing, the reasonable, out-of-pocket costs and expenses incurred by Landlord in connection with any environmental audits, tests and/or site assessments on the Generator Site performed by or on behalf of Landlord at the expiration of the Term of the Lease, or earlier removal of the Emergency Generator, shall be paid for by Tenant regardless of whether or not such audits, tests and/or site assessments discover conditions that do not meet legal environmental standards, and Tenant shall reimburse Landlord for such costs and expenses within ten (10) days after receipt of an invoice from Landlord, together with appropriate documentation evidencing such reasonable costs and expenses.
          l. Landlord’s Insurance. In the event Landlord is required to maintain additional insurance coverage as a direct result of the Emergency Generator and/or the Generator Connecting Equipment, Landlord shall obtain a separate rider to be attached to its applicable insurance policy specifically for the Emergency Generator and/or the Generator Connecting Equipment. Tenant shall reimburse Landlord for the reasonable annual cost of such insurance rider for coverage of the Emergency Generator and/or the Generator Connecting Equipment, within ten (10) days after receipt of an invoice from Landlord, together with appropriate documentation evidencing such cost. The cost of such insurance rider for the Emergency Generator and/or the Generator Connecting Equipment shall be a direct charge to Tenant and shall not be included in Tenant’s Proportionate Share of Operating Costs. Notwithstanding the foregoing, Tenant may, at its option, obtain its own insurance policy covering the Emergency Generator and/or the Generator Connecting Equipment, provided that such policy shall be subject to Landlord’s reasonable approval and shall name Landlord as an additional insured.
BREA IMPERIAL CENTER
[Fremont Investment & Loan]

          m. Default. If Tenant fails to perform any of its obligations under this Section 2, and does not correct such noncompliance within ten (10) business days after receipt of written notice thereof from Landlord or such longer period as may be reasonably necessary to correct such noncompliance, so long as Tenant commences to correct such noncompliance within such ten (10) business day period and thereafter proceeds with due diligence to correct such noncompliance, then Tenant shall be deemed in default under the Lease (as amended hereby), notwithstanding any other notice or cure period provided in the Lease, and in addition to all other remedies Landlord may have under the Lease (as amended hereby), Tenant shall, upon notice from Landlord, immediately discontinue its use of that portion of the Generator Equipment to which such noncompliance relates until such noncompliance is corrected, and make such repairs and restoration as required under Section 2(n) below with respect thereto.
          n. Removal at End of Term. Upon the expiration of the Term or upon any earlier termination of the Lease (as amended hereby), Tenant shall remove the Generator Equipment, including, without limitation all electrical switch gear, underground conduit and feeders, architectural enclosure and/or modifications to the Generator Site repair any damage caused thereby, and restore the Generator Site and other facilities of the Building and Project to substantially the same condition existing prior to the installation of the Generator Equipment provided that such restoration obligation shall not apply to ordinary wear and tear or any damage resulting from casualty. Any and all removal of the Generator Equipment shall be performed in compliance with all applicable laws by certified and licensed contractors previously approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and in accordance with a previously approved removal plan, in a workmanlike manner, without any interference, damage or destruction to any other equipment, structures or operations at the Generator Site, the Building or the Project and/or any equipment of other licensees or tenants. Tenant shall obtain all permits and approvals required by all federal, state and local governmental authorities in connection with such removal, if any, and Tenant shall promptly deliver to Landlord copies of such permits and approvals. If Tenant fails to timely make such removal and/or restoration, then Landlord may perform such work at Tenant’s cost, which cost shall be immediately due and payable to Landlord upon Tenant’s receipt of invoice therefor from Landlord.
     3. Landlord’s Addresses. Landlord’s address for rent payments is hereby changed to:
AEW LT Brea Imperial Centre, LLC
P.O. Box 1000
Dept. 197-2638
Memphis, TN 38148-2638
     Landlord’s address for notices set forth in Section 30(l) of the Original Lease is hereby changed to:
c/o AEW Capital Management, L.P.
World Trade Center East
Two Seaport Lane
Boston, MA 022l0-2021
BREA IMPERIAL CENTER
[Fremont Investment & Loan]

               Attention: Asset Manager
     4. No Broker. Each party hereby represents and warrants that it has not dealt with any broker in connection with this Third Amendment, and to such party’s knowledge, no broker negotiated or participated in the negotiations of this Third Amendment or is entitled to any commission in connection herewith. Each party agrees to indemnify, protect and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation reasonable attorneys’ fees) with respect to any leasing commissions or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent.
     5. No Further Modification. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.
     IN WITNESS WHEREOF, Landlord and Tenant have caused this Third Amendment to be duly executed as of the date first above written.

“LANDLORD”	AEW LT BREA IMPERIAL CENTRE, LLC, a Delaware limited liability company
	By:	/s/ Alison L. Husid
		Name:	Alison L. Husid
		Title:	Authorized Signatory

“TENANT”	FREMONT INVESTMENT & LOAN, a California industrial bank
	By:	/s/ Steve Diubaldo
		Name:	Steve Diubaldo
		Title:	Chief Administrative Officer

BREA IMPERIAL CENTER
[Fremont Investment & Loan]